Exhibit 10.1

AMENDMENT TO SEVERANCE AND GENERAL RELEASE AGREEMENT

This Amendment To Severance and General Release Agreement (“Amendment”) is made on the 15th day of October 2012 to the Severance and General Release Agreement dated September 20, 2012 by and among Augme Technologies, Inc. and Hipcricket, Inc. (“Augme” or “Hipcricket” or “Employer” or “the Company”) and Phillip C. Rapp, Jr. (“Employee”).

WHEREAS, on September 20, 2012, Employer and Employee executed that certain Severance and General Release Agreement (the “Original Agreement”).

WHEREAS, Employer and Employee wish to amend the Original Agreement to include Geos Communications IP Holdings, Inc. as a party to the Original Agreement and to correctly set forth information related to the right of Employee to exercise stock options granted to him.

NOW, THEREFORE, Employer and Employee agree as follows:

1.                                      Inclusion of Geos Communications IP Holdings, Inc. as a Party.  The first sentence of the introductory paragraph of the Original Agreement which says:

This Agreement (the “Agreement”) is entered into by and among Phillip C. Rapp, Jr. (“Employee”) and Augme Technologies, Inc. and Hipcricket, Inc. (“Augme” or “Hipcricket” or “Employer” or “the Company”) to describe the terms of Employee’s separation from employment with the Company.

shall be revised to state:

This Agreement (the “Agreement”) is entered into by and among Phillip C. Rapp, Jr. (“Employee”) and Augme Technologies, Inc., Hipcricket, Inc. and Geos Communications IP Holdings, Inc. (“Augme”, “Hipcricket”, “Geos IP” and collectively “Employer” or “the Company”) to describe the terms of Employee’s separation from employment with the Company.

2.                                      Amendment to Section 4.  Section 4 of the Original Agreement, which states:

4.                                      STOCK OPTIONS

4.1                               Stock Options. Employer and Employee agree that as of the Separation Date, Employee has fully-vested (i) 347,222 non-qualified options exercisable at $1.30; (ii) 41,667 qualified options exercisable at $3.00; and (iii) 15,000 qualified options exercisable at $2.15.  This will serve as your reference that you may for up to three months from the Separation Date under Section 9.2 (a) of the attached Augme 2010 Incentive Stock Option Plan exercise a total of 403,889 options and cause the issuance of these amount of underlying common shares of Augme to be issued free from restrictions to you.  Additionally, Employee is providing a copy of the Employee with the respective stock option agreement dated August 12, 2010, January 4, 2011, December 29, 2011.

4.2                               Incentive Stock Option Plan. To the extent that the Options are exercisable, Employee acknowledges that the Options must be exercised in accordance with the terms of the Company’s Incentive Stock Option Plan (“ISO”).

shall be deleted in its entirety and the following will appear in its place:

4.                                      STOCK OPTIONS

4.1                               Stock Options. Employer and Employee agree that as of the Separation Date, Employee has fully-vested (i) 41,667 options exercisable at $3.00 per share; and (ii) 15,000 options exercisable at $2.15 per share that were issued from the Augme Technologies, Inc. 2010 Incentive Stock Option Plan (the “Plan”),which is attached to this Agreement.  This will serve as your reference that you may, in accordance with Section 9.2 (a) of the Plan, for a period of three months from the Separation Date, exercise options covering a total of 56,667 shares of Augme common stock which shares will be issued to you, assuming compliance with the terms of the Plan, free of restrictions.  Employer and Employee also agree that as of the Separation Date, Employee has fully-vested an option to purchase 347,222 shares of Augme common stock exercisable at $1.30 per share which option is not subject to the terms of the Plan but is subject to the terms of a Stock Option Agreement dated August 12, 2010.  The right to exercise this option shall expire at the close of business on the day preceding the 5-year anniversary of the grant date.  If you exercise this option, Augme will issue the shares purchased, assuming compliance with the Stock Option Agreement, free from restrictions.  Employer is providing Employee with a copy of the respective stock option agreements dated August 12, 2010, January 4, 2011 and December 29, 2011.

4.2                               Incentive Stock Option Plan/Stock Option Agreement. To the extent that the January 4, 2011 and December 29, 2011 options are exercisable, Employee acknowledges that the options must be exercised in accordance with the terms of the Plan.  To the extent that the August 12, 2010 option is exercisable, Employee acknowledges that the option must be exercised in accordance with the terms of the Stock Option Agreement.

3.                                      No Change to Remainder of Provisions.  Except as expressly amended hereby, the Severance and Release Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Employer and Employee have executed this Amendment as of October 15, 2012.

EMPLOYEE		AUGME TECHNOLOGIES, INC.

Signature:	/s/ Phillip C. Rapp, Jr.	By:	/s/ Robert F. Hussey

Printed Name:	Phillip C. Rapp, Jr.	Title:	Chief Executive Officer

Date:	October 15, 2012	Date:	October 15, 2012

HIPCRICKET, INC.

		By:	/s/ Robert F. Hussey

		Title:	Chief Executive Officer

		Date:	October 15, 2012

GEOS COMMUNICATIONS IP HOLDINGS, INC.

		By:	/s/ Robert F. Hussey

		Title:	Chief Executive Officer

		Date:	October 15, 2012